Exhibit 10(iii)A(87)

AMENDMENT NO. 2

TO

ACUITY BRANDS, INC.

2002 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended And Restated Effective As Of January 1, 2005)

THIS AMENDMENT made as of this 24th day of October, 2008, by ACUITY BRANDS, INC. (the “Company”);

W I T N E S S E T H:

WHEREAS, the Company established the Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan, which Plan was amended and restated generally effective as of January 1, 2005 (the “Plan”), subject to the transition rules of Section 409A;

WHEREAS, the Company now desires to amend the Plan in the manner hereinafter provided;

NOW, THEREFORE, the Plan is hereby amended, as follows:

1.

Section 3.7 is hereby amended by deleting the present section in its entirety and substituting the following in lieu thereof:

“3.7 Form of Payment of Accrued Benefit: The form of benefit payment shall be a monthly benefit payable for 180 months. If a Participant receiving benefit payments dies before 180 monthly benefit payments have been made, benefit payments shall be continued to the Participant’s Beneficiary until the sum of monthly payments to both the Participant and his Beneficiary is 180. If the Participant’s Beneficiary dies before a total of 180 payments have been made, the remaining payments shall be made to the Participant’s estate or the Beneficiary’s estate, as indicated by the Participant on the designation of beneficiary form provided by the Administrator. Notwithstanding any provision in the Plan to the contrary, the Administrator may, in its sole discretion, with respect to the Participant’s Pre-Section 409A Benefit elect to offer additional payment options for benefits under the Plan or the Administrator may elect to accelerate the time and manner of payment of any benefits (including payment of a lump sum), including any death benefits, payable under the Plan, provided that any such alternative form of benefit payment shall be substantially equivalent (using the Actuarial Equivalent factors in Section 1.1(c)) to the normal form of benefit payment provided for in this Section 3.7.

Notwithstanding the other provisions of this Article III, in the event a Participant who is a “key employee” (as determined by the Administrator in accordance with rules established by the Administrator under Section 409A) becomes entitled to payments under this Article III of his Section 409A Benefit, payments of such benefit shall not commence until 6 months after such Participant separates from service (unless otherwise permitted by Section 409A) and on such date the payments that would have been made during such six-month period shall be made in a lump sum.”

2.

This Amendment No. 2 shall be effective as of October 24, 2008. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 2 as of the date first written above.

ACUITY BRANDS, INC.

By:	/S/ VERNON J. NAGEL
Vernon J. Nagel Chairman, President, and Chief Executive Officer

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